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                                                                   Exhibit 14(a)
                                                                   -------------


Independent Auditors Consent


The Board of Trustees
Wells Fargo Funds Trust:

We consent to the use of our reports dated November 3, 2000 for the Wells Fargo Growth Fund, July 10, 2000 for the Wells Fargo Intermediate Government Income Fund and May 12, 2000 for the Government Money Market Fund, incorporated by reference, and the reference to our firm under the heading "Comparison of Other Principal Service Providers" in Part A of the combined proxy/registration statement being filed on Form N-14.


/s/ KPMG LLP
-------------------------
KPMG LLP

San Francisco, California
January 5, 2001

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